                                                                   EXHIBIT 10.47

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT ("Severance Agreement"), made and entered into as of this 27th day of February, 1998 by and between FEDERAL REALTY INVESTMENT TRUST, an unincorporated business trust organized under the laws of the District of Columbia ("Employer" or "Trust"), and Catherine R. Mack ("Employee").

     WHEREAS, Employee and Employer entered into an Employment Agreement, as amended ("Employment Agreement") dated as of April 13, 1989;

     WHEREAS, the Employment Agreement expires according to its terms on March 31, 1998;

     WHEREAS, Employer continues to desire to employ Employee as its Vice President-General Counsel and Secretary, and Employee continues to desire to serve the Company as its Vice President-General Counsel and Secretary;

     WHEREAS, as an inducement for Employee to continue to remain in the employ of Employer, the parties hereto have agreed upon payments and benefits due Employee upon termination of her employment, and

     WHEREAS, the parties intend that the provisions of this Severance Agreement, together with the provisions of the Executive Agreement between Employer and Employee dated as of April 13, 1988, as the same may be amended and restated from time to time ("Executive Agreement"), shall be the entire agreement between the parties with respect to such payments and benefits due to the Employee upon termination of her employment and shall be in lieu of any rights of the Employee to make any claim or demand for compensation or damages as a result of the employment arrangement and termination thereof.

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Severance Agreement as follows:

     1.   Termination of Employment Agreement.  As of the date first written
          -----------------------------------
above, the Employment Agreement shall be null and void and of no further force or effect.

     2.   Effective Date of Severance Agreement.  This Severance Agreement shall
          -------------------------------------
be effective as of the date first written above and shall continue and remain in full force and effect until earlier terminated by the parties in writing.

     3.  Termination Without Cause.  In the event that Employee's employment
         -------------------------
with Employer is terminated under any of the circumstances in Sections 3(a) or 3(b), Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in this Section 3; provided, however, in the event Employee's employment with Employer is terminated pursuant to
Section 3(b)(iii), Employee shall receive such payments and benefits as are set forth in her Executive Agreement in lieu of the payments and benefits under this
Section 3:

          (a) by Employer other than with Cause (as "Cause" is defined in Section 5, hereof);

          (b) by Employee within six (6) months following the occurrence of one or more of the following events:

               (i) the nature of Employee's duties or the scope of Employee's responsibilities as of the date first written above are materially modified by Employer without Employee's written consent;

               (ii) Employer changes the location of its principal office to outside a fifty (50) mile radius of Washington, D.C.;

               (iii)  the occurrence of a Change in Control as defined in
                      Section 1 of Employee's Executive Agreement;

               (iv) Employer's setting of Employee's base salary for any year at an amount which is less than ninety percent (90%) of the greater of (x) Employee's base salary for the 1998 calendar year, or (y) Employee's highest base salary during the three (3) then most recent calendar years (including the year of termination), regardless of whether such salary reduction occurs in one year or over the course of years;

               (v) this Agreement is not expressly assumed by any successor (directly or indirectly, whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, in a situation other than a Change in Control; and

               (vi) Employee's title as of the date first written above is changed without her prior written consent and/or Employer hires any attorney to perform functions within the scope of Employee's responsibilities as Vice President-General Counsel and Secretary as of the date first written above, including, without limitation, functions pertaining to litigation, leasing and shopping center management, securities and corporate law, without Employee's prior written consent.

          (c)  Decision by Employer to Terminate Without Cause.  Employer's
               -----------------------------------------------
               decision to terminate Employee's employment Without Cause shall be made by the Board of Trustees.

          (d)  Severance Payment Upon Termination Without Cause.  In the event
               ------------------------------------------------
               of Termination Without Cause, Employee will receive as severance pay an amount in cash equal to one (1) year's salary plus one (1) month's pay for each year of service to Employer in excess of five (5) years, with a maximum of eighteen (18) months' salary payable. The number of months for which such a payment is due shall determine the length of the severance term ("Severance Term"). For the purpose of calculating amounts payable pursuant to this Section 3(d), "salary" shall be an amount equal to (i) the greater of (x) Employee's highest annual base salary paid during the previous three (3) years or (y) Employee's annual base salary in the year of termination, plus (ii) the greatest annual aggregate amount of any cash or stock bonus paid to Employee in respect of any of the three (3) fiscal years immediately preceding such termination (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards). Payment also will be made for vacation time that has accrued, but is unused as of the date of termination. No payments will be made for any partial year of service.

          (e)  Benefits.  In the event of Termination Without Cause, Employee
               --------
               shall receive "Full Benefits" for nine (9) months. Employer shall have satisfied its obligation to provide Full Benefits to Employee if it (i) pays premiums due in connection with COBRA continuation coverage to continue Employee's medical and dental insurance coverage at not less than the levels of coverage immediately prior to termination of Employee's employment; (ii) maintains at not less than her highest levels of coverage prior to Termination Without Cause individual life insurance policies and accidental death and dismemberment policies for the benefit of Employee and pays the annual premiums associated therewith;
               (iii) to the extent that

               Employer maintained a long-term disability policy that provided coverage to Employee in excess of the coverage provided under the Trust's group long-term disability policy, maintains at not less than her highest levels of coverage prior to Termination Without Cause an individual long-term disability policy for the benefit of Employee and pays the annual premiums associated therewith; and (iv) converts its group long-term disability policy to an individual policy for the benefit of Employee and pays the annual premiums associated with Employee's continued participation thereunder for a period of one (1) year following Termination Without Cause. Notwithstanding the foregoing, Employee shall be required to pay the premiums and any other costs of such Full Benefits in the same dollar amount that she was required to pay for such costs immediately prior to Termination Without Cause.

          (f)  Loan Forgiveness.  Notwithstanding any agreement to the contrary
               ----------------
               other than the Executive Agreement and its application to the Termination Without Cause described in Section 3(b)(iii), in the event of any other Termination Without Cause, Employee will continue to receive forgiveness as otherwise scheduled to occur during the Severance Term of her loan(s) issued pursuant to Employer's Share Purchase Plan dated January 31, 1991, as modified from time to time thereafter, ("Share Purchase Loan(s)") at a rate of forgiveness equal to one-sixteenth (1/16th) of the principal amount of each loan for every twelve (12) month period. The Share Purchase Loan(s) shall become due and payable twelve
               (12) months after the expiration of the Severance Term.

          (g)  Stock Options.  Notwithstanding any agreement to the contrary
               -------------
               other than the Executive Agreement and its application to the Termination Without Cause described in Section 3(b)(iii), in the event of any other Termination Without Cause, the vesting of options to purchase shares of Employer's common stock granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the Severance Term shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer. The terms of the stock option agreements shall determine the period during which any vested options may be exercisable.

          (h)  Outplacement Services.  In the event of Termination Without
               ---------------------
               Cause, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed six (6) months during the Severance Term.

          (i)  Provision of Telephone/Secretary. In the event of Termination
               --------------------------------
               Without Cause, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon commencement by Employee of employment with another employer.

     4.   Severance Benefits Upon Voluntary Resignation; Part-Time Employment.
          -------------------------------------------------------------------

     (a)  Severance Pay.  In the event that Employee resigns from full-time
          -------------
          employment in all capacities with Employer upon ninety (90) days' written notice to Employer, Employee shall be entitled to receive as severance pay an amount in cash equal to the greater of (i) $102,802.50 or (ii) one-half of the sum of (A) Employee's Salary and
          (B) her prior fiscal year's aggregate cash or stock bonus (it being understood and agreed that this amount shall not include compensation paid pursuant to performance share awards). For the purposes of this
          Section 4 only, "Salary" shall mean Employee's then current annual base salary. Payment also shall be made for accrued, but unused vacation time. This amount shall be payable on the first day of Employee's part-time employment with Employer pursuant to Section 4(b) hereof ("Transition Date").

     (b)  Part-Time Employment.  For the period of time beginning on the
          --------------------
          Transition Date and ending on the second anniversary thereof (the "Transition Period"), Employee shall be employed on a part-time basis by Employer as "Vice President-Special Counsel."

          (i)  Duties; Hours.  Employee will be responsible for (x) directing
               -------------
               the prosecution and defense of all litigation involving Employer, including, without limitation, supervising the Corporate and Litigation paralegals and the Director of Recovery and Collections and coordinating with them with respect to all litigation matters involving Employer on at least a weekly basis, and (y) providing legal support to the Property Management Department and coordinating with the Vice President-Property Management on at least a weekly basis. Employee shall devote whatever time is reasonably required to perform the duties set forth above, but shall in any event remain available to perform such duties a minimum of fifty (50) hours per month.

          (ii) Compensation.  As compensation for performance of the duties set
               ------------
               forth in Section 4(b)(i) hereof, Employer shall pay Employee an amount equal to the greater of (x) $205,605 or (y) the sum of Employee's Salary plus her prior fiscal year's aggregate cash or stock bonus (it being understood and agreed this amount shall not include compensation paid pursuant to performance share awards) (the "Retainer Payment"). The Retainer Payment shall be paid in twenty-four (24) equal monthly installments, each installment to be due and payable on the first day of each month during the Transition Period. The Retainer Payment will not be adjusted if Employee devotes more or less than fifty (50) hours per month to the duties set forth in Section 4(b)(i) hereof (whether or not Employer reduces the duties it requires Employee to perform during the Transition Period). If Employer assigns duties to Employee in addition to the duties set forth in Section 4(b)(i) hereof, Employee shall be compensated for the hours of work she devotes to performing such duties at an hourly rate obtained by dividing the Retainer Payment by 1,200.

        (iii)  Other Services.  During the Transition Period, Employee shall
               --------------
               have the right to provide legal services to persons other than the Trust; provided, however, such right shall be subject to Employee's responsibility to perform the duties set forth in
               Section 4(b)(i) hereof as a principal priority and to Employee's ethical obligations to the Trust as its attorney and employee; and provided, further, that all payments specified in this
               Section 4(b) shall cease upon the date Employee commences employment (whether in a legal or other executive capacity) with any entity which is substantially engaged in the business of property investment or management ("Competitor"); and provided, further, in such event, Employee shall continue to receive medical and dental care benefits from Employer until (i) Employee is eligible to receive medical and dental care benefits from the Competitor, or (ii) the Transition Period ends, whichever comes first. Notwithstanding the foregoing, Employee shall not be deemed to be employed by a Competitor if she is acting as "outside" counsel to a Competitor (whether on a retainer or any other basis other than that of an employee).

          (iv) Benefits; Plans.  During the Transition Period, Employer shall
               ---------------
               provide, at its cost, medical and dental care, life insurance, disability insurance and accidental death insurance for Employee at the same level of coverage which Employee received immediately prior to her voluntary resignation as a full-time employee. If the terms of such plans do not allow Employer to provide such coverage to Employee thereunder, Employer shall provide, at its cost, equivalent coverage to Employee under individual policies. During the Transition Period, Employee shall be entitled to participate in all employee benefit plans, practices and programs maintained by Employer and made generally available to other executive officers of Employer, including, without limitation, all pension, share purchase, deferred compensation, stock option, retirement, supplemental retirement, profit sharing, savings, hospitalization, benefit plans, as if Employee were still a full-time employee to the extent permitted under such plans.

          (v)  Conferences.  During the Transition Period, Employer shall
               -----------
               reimburse Employee for program fees, travel, lodging, meals, transportation and other reasonable expenses incurred in connection with Employee's attendance each year at the annual meeting of the American Corporate Counsel Association and of the Law Conference of the International Council of Shopping Centers.

          (vi) Office Space; Communications with Employer.  During the
               ------------------------------------------
               Transition Period, Employer shall pay Employee a car phone allowance of $200 per month and shall reimburse Employee up to a maximum of $1,000 per month for the aggregate cost of a secretary and office space separate from Employer's corporate offices. During the Transition Period, Employer shall provide Employee with a fax machine, computer, printer and modem. During the Transition Period, Employer shall either reimburse Employee's long-distance telephone expenses for communications with or on behalf of Employer or make other arrangements to provide her with long-distance telephone service for such purposes.

         (vii) Termination.
               -----------

               (A)  Termination Without Cause.  If Employee's part-time
                    -------------------------
                    employment is terminated without Cause during the Transition Period, Employee will receive an amount in cash equal to the balance of the Retainer Payment as of the effective date of such termination and the benefits described in Sections 4(b)(iv), (v) and (vi) hereof shall continue until the end of the Transition Period.

               (B)  Termination With Cause.  Employer may terminate Employee's
                    ----------------------
                    part-time employment during the Transition Period for Cause, as defined in Section 5 hereof. If Employee's part-time employment is terminated for Cause during the Transition Period pursuant to Section 5(a) hereof, Employee will receive an amount in cash equal to the balance of the Retainer Payment as of the effective date of such termination and the benefits described in Sections 4(b)(iv),
                    (v) and (vi) hereof shall continue until the end of the Transition Period. If Employee's part-time employment is terminated for Cause during the Transition Period pursuant to Section 5(b), (c) or (d) hereof, all payments and benefits specified in this Section 4(b) shall cease as of the effective date of such termination.

               (C)  Termination Upon Voluntary Resignation.  In the event that
                    --------------------------------------
                    Employee resigns from part-time employment in all capacities during the Transition Period upon thirty (30) days' written notice to Employer, all payments and benefits specified in this Section 4(b) shall cease as of the effective date of such termination.

               (D)  Termination Upon Disability. Employer may terminate
                    ---------------------------
                    Employee's part-time employment during the Transition Period upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of her employment, (ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy or is within the meaning of such defined term in the individual disability policy Employer is maintaining for Employee pursuant to Section 4(b)(iv) hereof, whichever is applicable, and (iii)

                    Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month during the Transition Period an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and (z) the adjustment described in the next sentence and (ii) Employee's monthly installment of
                    the Retainer Payment.    The adjustment referred to in
                    clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments. Employee shall also receive the benefits described in Section 4(b)(iv) hereof until the end of the Transition Period.

               (E)  Termination Upon Death.  If Employee dies during the
                    ----------------------
                    Transition Period, Employee's estate shall be entitled to receive an amount in cash equal to the balance of the Retainer Payment as of the date of Employee's death.

     5.   Severance Benefits Upon Termination With Cause.  Employee shall be
          ----------------------------------------------
deemed to have been terminated with Cause in the event that her employment is terminated for any of the following reasons:

     (a) failure (other than failure due to disability) to substantially perform her duties with Employer or an affiliate thereof; which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which Employee is diligently pursuing cure;

     (b) willful conduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise;

     (c)  breach of fiduciary duty involving personal profit; or

     (d) willful violation in the course of performing her duties for Employer of any law, rule or regulation (other than traffic violations or misdemeanor offenses). No act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of Employer.

     (e)  Decision by Employer to Terminate With Cause.  The decision to
          --------------------------------------------
          terminate the employment of Employee with Cause shall be made by the Board of Trustees.

     (f)  Severance Payment Upon Termination with Cause.  In the event of
          ---------------------------------------------
          termination of Employee's full-time employment with Employer for failure to perform pursuant to Section 5(a), or termination for cause pursuant to Section 5(b), (c) or (d) above, the terms of the stock option agreements between Employer and Employee thereunder will determine the terms of the vesting of options and the exercisability of vested options.

               (i)  For Cause Termination for Failure to Perform.  In the event
                    --------------------------------------------
                    that Employee's employment is terminated with Cause pursuant to Section 5(a) above, Employee shall receive the payments, part-time employment and benefits she would have received pursuant to Section 4 above had she voluntarily resigned on the date of termination with Cause.

               (ii) Other Cause Termination.  In the event that Employee's
                    -----------------------
                    employment is terminated with Cause pursuant to Section 5(b), (c) or (d), Employee shall receive all base salary due and payable as of the date of Employee's termination of employment. No payment shall be made for bonus or other compensation. Payment also will be made for accrued, but unused vacation time.

     (g)  Loan Forgiveness.  In the event that Employee's employment is
          ----------------
          terminated with Cause, the terms of the Share Purchase Plan shall determine Employee's rights and responsibilities with respect to Employee's Share Purchase Loan(s).

     6.   Severance Benefits Upon Termination Upon Disability. Employer may
          ---------------------------------------------------
terminate Employee's full-time employment upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of her employment, (ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month for the year immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and (z) the adjustment described in the next sentence and
(ii) Employee's base monthly salary on the date of termination due to
Disability.    The adjustment referred to in clause (z) of the preceding
sentence is the amount by which any tax-exempt payments referred to in clause
(y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

     (a)  Benefits.  Employee shall receive Full Benefits (as defined above) for
          --------
          one (1) year following termination due to Disability.

     (b)  Loan Forgiveness.  In the event that Employee's employment is
          ----------------
          terminated due to Disability, the terms of the Share Purchase Plan shall determine Employee's rights and responsibilities with respect to Employee's Share Purchase Loan(s).

     (c)  Stock Options.  In the event that that Employee's employment is
          -------------
          terminated due to Disability, the terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of termination due to Disability and the exercise period for any vested option.

     7.   Severance Benefits Upon Termination Upon Death.  If Employee dies
          ----------------------------------------------
while she is a full-time employee of Employer, Employee's estate shall be entitled to receive an amount in cash equal to her then-current base salary through the last day of the month in which Employee's death occurs plus any bonus previously awarded but unpaid and any accrued vacation pay through last day of the month in which Employee's death occurs.

     (a)  Loan Forgiveness.  If Employee dies, the terms of the Share Purchase
          ----------------
          Plan shall determine the rights and responsibilities of Employee's estate with respect to Employee's Share Purchase Loan(s).

     (b)  Stock Options.  If Employee dies, the terms of the stock option
          -------------
          agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of her death and the exercise period for any vested option.

     8.   Confidentiality - Employer's Obligations.  Unless Employee and
          ----------------------------------------
Employer mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause or With Cause pursuant to Section 5(a) above, or Employee voluntarily resigns, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work related performance or the reasons or basis for the severing of Employee's employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information which was or became generally available to the public other than as a result of a disclosure by Employer.

     9.   Confidentiality - Employee's Obligations.  Employee acknowledges and
          ----------------------------------------
reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee during Employee's employment with Employer.

     10.  Payments.  In the event of Employee's voluntary resignation, severance
          --------
payments made pursuant to Section 4(b) of this Severance Agreement shall be made pro rata on a monthly basis. Unless otherwise specified herein, all other severance payments payable to Employee pursuant to the terms of this Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

     11.  Tax Withholding.  Employer may withhold from any payments or benefits
          ---------------
payable under this Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     12.  Arbitration.
          -----------

          (a) Any controversy, claim or dispute arising out of or relating to this Severance Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent to the jurisdiction of the federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

          (b) The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction or the deposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

          (c) The parties acknowledge that any remedy at law for breach of this Severance Agreement may be inadequate, and that, in the event of a breach by Employee of Section 9, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

          (d) In the event that Employee is the prevailing party in such arbitration, then Employee shall be entitled to reimbursement by Employer for all reasonable legal and other professional fees and expenses incurred by him in such arbitration or in enforcing the award, including reasonable attorney's fees.

          (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

     13.  Legal Fees.  Employer shall reimburse Employee promptly following the
          ----------
date first written above for all reasonable attorney's fees incurred by Employee in connection with the negotiation and preparation of this Severance Agreement upon receipt of reasonable written evidence of such fees.

     14.  Continued Employment.  This Severance Agreement shall not confer upon
          --------------------
the Employee any right with respect to continuance of employment by Employer.

     15.  Mitigation.  Employee shall not be required to mitigate the amount of
          ----------
any payment, benefit or other Trust obligation provided for in this Severance Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

     16.  No Assignment.  Neither this Severance Agreement nor any right,
          -------------
remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Employer or Employee without the prior written consent of the other party.

     17.  Amendment.  This Severance Agreement may be terminated, amended,
          ---------
modified or supplemented only by a written instrument executed by Employee and Employer.

     18.  Waiver.  Either party hereto may by written notice to the other:  (i)
          ------
extend the time for performance of any of the obligations or other actions of the other party under this Severance Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Severance Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Severance Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Severance Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Severance Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

     19.  Severability.  In case any one or more of the provisions of this
          ------------
Severance Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with Section 12 above to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Severance Agreement, (ii) this Severance Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Failure to insist upon strict compliance with any provision of this Severance Agreement shall not be deemed a waiver of such provision or of any other provision of this Severance Agreement.

     20.  Governing Law.  This Severance Agreement has been executed and
          -------------
delivered in the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 12 hereof shall be conducted in accordance with the Federal Arbitration Act as then in force.

     21.  No Attachment.  Except as required by law, no right to receive
          -------------
payments under this Severance Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     22.  Source of Payments.  All payments provided under this Severance
          ------------------
Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

     23.  Exculpatory Clause.  Neither the Trust's shareholders nor the
          ------------------
Trustees, officers, employees or agents of the Trust shall be liable under this Severance Agreement, and the Employee shall look solely to the Trust's estate for the payment of any claim under or for performance of this Severance Agreement. The Trust is organized pursuant to a Third Amended and Restated Declaration of Trust dated as of May 24, 1984.

     24.  Headings.  The section and other headings contained in this Severance
          --------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Severance Agreement.

     25.  Notices.  Any notice required or permitted to be given under this
          -------
Severance Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to Employee's addresses set forth herein and the business address of Employer, unless a party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.

     26.  Counterparts.  This Severance Agreement may be executed in multiple
          ------------
counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Severance Agreement to be effective as of the day and year indicated above.

                              /s/ Catherine R. Mack
                              -------------------------------------------
                              Employee's Signature

                              Employee's Permanent Address:
                              5415 Cathedral Ave NW,
                              Washington, DC 20016



                              FEDERAL REALTY INVESTMENT TRUST

                              By: /s/ Kristin Gamble
                              --------------------------------------------
                              Name:  Kristin Gamble
                              Title:  Chair, Compensation Committee

                              Address:

                                1626 East Jefferson Street
                                Rockville, MD 20852